Coronado Global Resources Inc.

Form 10-Q June 30, 2025

1
Exhibit 95.1
Mine Safety Disclosures
Safety is

the cornerstone

of our

Company’s

values and

is the

number one

priority for

all employees

at Coronado

Global Resources.

Our mining

operation at

Curragh,
located in Australia, is subject to regulation by the Queensland Department of Natural Resources, Mine and Energy, or DNRME, under the Coal Mining Safety and Health
Act 1999 (Qld). The operation of our mines located

in the United States is subject to regulation by

the Mine Safety and Health Administration, or MSHA, under the

Federal
Mine Safety and Health Act

of 1977, or the Mine

Act. MSHA inspects these

mines on a regular basis

and issues various citations

and orders when it believes

a violation
has occurred

under the

Mine Act.

We present

information below

regarding certain

mining safety

and health

citations that

MSHA has

issued with

respect to

our mining
operations. In evaluating

this information, consideration

should be given

to factors

such as: (i)

the number of

citations and orders

will vary

depending on the

size of the
mine; (ii) the

number of citations

issued will vary

from inspector to

inspector and mine

to mine; and

(iii) citations and

orders can be

contested and appealed

and, in that
process, are often reduced

in severity and amount,

and are sometimes dismissed.

Since MSHA is a

branch of the U.S. Department

of Labor,

its jurisdiction only applies
to our operations in the United States.

As such, the mine safety disclosures included herein do

not contain information related to our Australian mines.
Under the Dodd-Frank

Act, each operator

of a coal or

other mine is required

to include certain

mine safety results

within its periodic

reports filed with

the Securities and
Exchange Commission,

or the

SEC. As

required

by the

reporting requirements

included

in §1503(a)

of the

Dodd-Frank

Act and

Item

104 of

Regulation

S-K (17

CFR
229.104), we present the following items regarding certain mining safety and health matters, for the quarter ended June 30, 2025, for each of our U.S. mine locations that are covered under the scope of the Dodd-Frank Act.
The table

that follows

reflects citations

and orders

issued to

us by

MSHA during

the quarter

ended June

30,2025.

The table

only includes

those U.S.

mines that

were
issued orders

or citations

during this

period, and commensurate

with SEC regulations,

does not

reflect orders

or citations

issued to independent

contractors working

at
our mines.

The proposed assessments for the quarter

ended June 30, 2025, were retrieved from the MSHA Data Retrieval

System, or MSHA DRS, as of July 1, 2025.

(A) (B) (C) (D) (E) (F) (G)
MSHA Mine
ID No. Mine Name (1)(2)(3)
Section
104
S&S
Citations
Section
104(b)
Orders
Section 104(d
)
Citations and
Orders
Section 110(b)(2)
Violations
Section
107(a)
Orders
Total Dollar Value of
MSHA Assessments
Proposed
($ Thousands)
Total Number of
Mining Related
Fatalities
4404856 Buchanan Mine #1 19 — — — — $14.7 —
4602140 Saunders Prep Plant 2 — — — — $0.4 —
4609217 Powellton #1 Mine — — — — — $3.4 —
4609319 Lower War Eagle 10 — — — — $34.0 —
4609563 Eagle No. 1 Mine 4 — — — — $15.7 —
4609514 Muddy Bridge 10 — — — — $26.7 —
4604315 ElklickTipple — — — — — $0.5 —
4609101
Toney

Fork Surface Mine
1 — — — — — —
Total: 46 — — — — $95.4 —
(1)
The definition of “mine”

under Section 3

of the Mine Act

includes the mine, as

well as other items

used in, or to

be used in, or

resulting from, the

work of extracting
coal, such

as land,

structures, facilities,

equipment, machines,

tools and

coal preparation

facilities. Also,

there are

instances where

the mine

name per

the MSHA
system differs from the mine name utilized by us.

Coronado Global Resources Inc.

Form 10-Q June 30, 2025

2
(2)
Idle facilities are

not included in

the table above

unless they received

a citation,

order or assessment

by MSHA during

the current quarterly

reporting period or

are
subject to pending legal actions.
(3)
During the quarter

ended June

30, 2025,

none of

the Company’s

mines have

received written

notice from

MSHA of

a pattern

of violations

or the potential

to have
such a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety standards

under section 104(e) of the Mine Act.
(4)

One of the S&S citations was modified to Non-S&S at a Part 100 Conference. Additionally,

MSHA DRS lists a citation as S&S; citation was issued as Non-S&S, and later modified to reasonably likely,

but the mine has no record of modification to S&S, and thus,

it is not included as one of the S&S citations.
References used in the table above are as follows:
A.
The total

number of

violations of

mandatory health

or safety

standards that

could significantly

and substantially

contribute to

the cause

and effect

of a

coal or
other mine safety or health hazard under section 104 of

the Mine Act (30 U.S.C. 814) for which the operator received a citation from MSHA.
B.
The total number of orders issued under section 104(b)

of the Mine Act (30 U.S.C. 814(b)).
C. The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d)
of the Mine Act (30 U.S.C. 814(d)).
D.
The total number of flagrant violations under section

110(b)(2) of the

Mine Act.
E.
The total number of imminent danger orders issued under section

107(a) of the Mine Act (30 U.S.C. 817(a)).
F.
The total dollar value of proposed assessments from MSHA

under the Mine Act (30 U.S.C. 801 et seq.).
G. The total number of mining-related fatalities.
The table below presents legal actions pending before the Federal Mine Safety and Health Review Commission, or FMSHRC, for each of

the Company’s U.S. mines as
of June 30, 2025, together with the number of legal actions

initiated and the number of legal actions resolved

during the quarter ended June 30, 2025.

Coronado Global Resources Inc.

Form 10-Q June 30, 2025

3
Legal Actions Pending as of Last Day

of Quarter (June 30, 2025)

(1)
MSHA
Mine ID
No. Mine Name
Contests of
Citations
and Orders
(Subpart B)
Contests of
Proposed
Penalties
(Subpart C)
Complaints for
Compensation
(Subpart D)
Complaints of
Discharge,
Discrimination
or Interference
(Subpart E) (2)
Applications of
Temporary Relief
(Subpart F)
Appeals of Judges’
Decisions or
Orders
(Subpart H) (3)
Legal Actions
Initiated
During the
Quarter
Legal Actions
Resolved
During the
Quarter(4)
4404856 Buchanan Mine #1 6 9 — 1 — — 3 3
4609563 Eagle No. 1 Mine — 2 — — — 1 3 2
4609514 Muddy Bridge — 5 — — — 1 3 —
4609319 Lower War Eagle — 3 — — — — 3 3
4609217 Powellton #1 Mine — 3 — — — — 3 2
4609564 Elklick Surface Mine — 2 — — — — 1 1
4609645 Middle Fork Surface — 2 — — — — — 1
4602140 Saunders Prep Plant — — — — — — 2 1
Total: 6 26 — 1 — 2 18 13
(1)

The legal

actions

pending

shown in

the

table

above

have been

categorized

by type

of

proceeding

with

reference

to

the

procedural

rules

established

by the
FMSHRC under 29 CFR Part 2700. Reference to the applicable

Subparts under this Rule are listed in the columns above

.
(2)

The complaint for discrimination, filed by an employee

of Buchanan Minerals on or about December 9, 2024, remains

pending.
(3)

Secretary of

Labor’s appeals

to the

United States

Court of

Appeals for

the DC

Circuit of

the Federal

Mine Safety

and Health

Review Commission’s

decisions
denying motions for settlement approval in two cases remain pending.

(4)

The complaint for discrimination filed by an employee of Greenbrier

Minerals, Middle Fork Surface Mine, in March of 2024,

has been resolved.